UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2017 (December 12, 2017)

PGT Innovations, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive North Venice, Florida		34275
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (941) 480-1600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Arrangement for Newly Appointed CEO

PGT Innovations, Inc. (the "Company") announced on October 17, 2017 that the Company's Board of Directors (the "Board") had elected Jeff Jackson, the Company's current President and Chief Operating Officer, to be Chief Executive Officer ("CEO"), effective January 1, 2018.  On December 12, 2017, the Company's Board approved a new compensation arrangement for Mr. Jackson, which will become effective when he becomes CEO.  Under that compensation arrangement: (i) Mr. Jackson's base salary will be increased to $600,000 per year; (ii) his target bonus under the Company's annual cash incentive plan will remain at 100% of his base salary; and (iii) his annual target equity grant under the Company's long-term incentive plan will be increased to 150% of his base salary.  The Company intends to enter into an amended and restated employment agreement with Mr. Jackson effective January 1, 2018, which will reflect this compensation arrangement.

Post-Retirement Compensation Arrangement for Retiring CEO

As previously announced, Rod Hershberger, the Company's co-founder and current CEO, will be retiring as CEO effective December 31, 2017, but will continue to serve as Chairman of the Company's Board.  On December 12, 2017, the Company's Board approved a consulting arrangement between the Company and Mr. Hershberger. Under that consulting arrangement, Mr. Hershberger will perform various customer, community, governmental and regulatory affairs services for the Company on a part-time basis, as well as services related to product innovation and strategic initiatives.  The Company will pay Mr. Hershberger a monthly consulting fee of $29,166.67 for these services, and will reimburse him for his health care insurance premiums during the term of service.

Mr. Hershberger's consulting arrangement begins on January 1, 2018 and is scheduled to expire on December 31, 2018, subject to extension on terms agreed to by the Company and Mr. Hershberger.  The Company intends to enter into a consulting agreement with Mr. Hershberger effective January 1, 2018, which will reflect this consulting arrangement.

Mr. Hershberger will receive the same annual cash fee and equity grant as all other non-employee directors who serve on the Company's Board, as well as an annual fee of $10,000 for serving as Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

Date: December 15, 2017	By:	/s/ Brad West
Name: Brad West
Title: Sr. Vice President and Chief Financial Officer